                                                                     EXHIBIT 3.3

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of September 14th , 1999, among BANCO SANTANDER PUERTO RICO, a bank organized under the laws of the Commonwealth of Puerto Rico (the "Commonwealth") (the "Bank"), SANTANDER INTERIM BANK, a bank organized under the laws of the Commonwealth for the sole purpose of consummating the transactions provided for herein (the "Interim Bank") and SANTANDER BANCORP, a corporation organized under the laws of the Commonwealth to serve as the bank holding company (the "Holding").

         WHEREAS, the Bank is a bank organized under the Banking Law of the Commonwealth, Act No. 55 of May 12, 1933, as amended (the "Banking Law"), with its principal office and place of business at 207 Ponce de Leon Avenue, San Juan, Puerto Rico, with an authorized capital of 200,000,000 shares of common stock, par value $2.50 per share and 10,000,000 shares of preferred stock, par value $25.00 per share;

         WHEREAS, the Interim Bank is a bank organized under the Banking Law, with its principal office at the same address as that of Bank, with an authorized capital of 1,000,000 shares of common stock, par value $1.00 per share, with all of the shares of capital stock of the Interim Bank to be issued prior to the consummation of the transactions described herein to be held by the Holding; and

         WHEREAS, the Holding is a general business corporation organized under the laws of the Commonwealth, with its principal office at the same address as that of Bank, and having an authorized capital of 200,000,000 shares of common stock, par value $2.50 per share and 10,000,000 shares of Preferred Stock, par value $25.00 per share, of which 4,000 shares of common stock have been issued to Administracion de Bancos Latinoamericanos, S.L. and are currently outstanding; and

         WHEREAS, the Bank, the Interim Bank and the Holding desire to establish a bank holding company structure and in order to implement that desire, the Boards of Directors of the Bank, the Interim Bank and the Holding have each respectively agreed unanimously to a merger of the Interim Bank into the Bank (the "Merger") and the issuance of shares of Holding's common stock as consideration for value received by Holding from the Merger;

         NOW, THEREFORE, in consideration of the premises, the Bank, the Interim Bank and the Holding hereby make this Agreement and prescribe the terms and conditions of the Merger and the mode of carrying it into effect, including the rights and obligations of Holding in connection therewith, as follows:



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                                    ARTICLE I

                                   DEFINITION

         Section 1.01 Definitions. The following terms, as used herein, have the following respective meanings:

         "Ablasa" means Administracion de Bancos Latinoamericanos, S.L. a subsidiary of Banco Santander Central Hispano, S.A.

         "Bank" means Banco Santander Puerto Rico prior to the Effective Date.

         "Bank Shares" means the shares of common stock of the Bank, par value $2.50 per share.

         "Commissioner" means the Commissioner of Financial Institutions of the Commonwealth.

         "Continuing Bank" means Banco Santander Puerto Rico on and after the Effective Date.

         "Dissenting Shares" shall have the meaning set forth in Section 6.01.

         "Effective Date" shall have the meaning set forth in Section 4.02.

         "Exercise" shall have the meaning set forth in Section 2.03.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

         "Holding" means Santander BanCorp, a general business corporation organized under the laws of the Commonwealth and a wholly owned subsidiary of Ablasa prior to the Effective Date.

         "Holding Shares" means the shares of common stock of the Holding, par value $2.50 per share.

         "Interim Bank" means Santander Interim Bank, a bank organized under the Banking Law for the sole purpose of consummating the transactions provided for herein.

         "Preferred Shares" means the shares of the Bank's 7% Noncumulative Perpetual Monthly Income Preferred Stock, Series A.

         "Proxy/Offering Circular" shall have the meaning set forth in Section 3.04(a).

         "Regulatory Approvals" shall have the meaning set forth in Section
         3.03.



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                                   ARTICLE III

                                   THE MERGER

         Section 2.01 Merger. On the Effective Date, the Interim Bank shall be merged into the Bank and the Bank (hereinafter referred to as the "Bank" prior to the Effective Date and as the "Continuing Bank" on or after the Effective
Date) shall receive into itself the Interim Bank pursuant to the provisions of and with the effects provided in Section 15 of the Banking Law.

         Section 2.02   Conversion.  Upon the Effective Date:

                  (a) Each Bank Share issued and outstanding immediately prior to the Effective Date shall, without any further action on the part of the Bank, the Interim Bank, the Holding, or any other person, constitute and be converted into and there shall be allocated to the record holder thereof a Holding Share.

                           (i) Such conversion and allocation shall not in any way preclude or prevent any such holder from exercising his or her statutory right to dissent from the Merger and to receive from the Continuing Bank payment of the value of his or her Bank Shares and such other rights and benefits as are provided by law.

                           (ii) On the Effective Date, each outstanding certificate which theretofore had represented Bank Shares, shall henceforward be deemed for all corporate purposes as evidence of the ownership of an equal number of Holding Shares into which the Bank Shares have been so converted.

                  (b) Each share of the Holding issued prior to the Effective Date shall be redeemed by the Holding at its par value on the Effective Date pursuant to an agreement by and between the Holding and Ablasa to that effect.

                  (c) Each share of common stock of the Interim Bank issued on the Effective Date shall without any further action on the part of the Bank, the Interim Bank, the Holding, or any other person constitute and be converted into the right to receive $1.00 from the Continuing Bank and such sums shall be delivered to the record holder thereof.

                  (d) On the Effective Date, the Continuing Bank shall issue to the Holding the same number of shares of its common stock as are issued and outstanding as of the Effective Date.

         Section 2.03 Certificate After the Effective Date.

                  (a) Upon the Effective Date, each outstanding certificate that prior to the Effective Date had represented Bank Shares shall henceforward be deemed for all corporate purposes as evidence of the ownership of Holding Shares.

                  (b) At any time after the Effective Date, any holder of one or more of the certificates that prior to the Effective Date had represented Bank Shares may surrender such certificate or certificates in proper form to the Holding or to its transfer agent and receive in exchange therefor a certificate or certificates (as the holder requests) bearing the name and representing an identical number of Holding Shares.

         Section 2.04 Stock Options.

                  (a) The Bank's 1999 Stock Option Plan shall be deemed amended as of the Effective Date in order to make reference to the issuance of Holding Shares instead of Bank Shares.

                  (b) At the Effective Date, each outstanding option to purchase shares of the Bank under the Bank's 1999 Stock Option Plan, if any, will be assumed by the Holding. Each such option will be exercisable in accordance with its existing terms for the same number of shares of the Holding as the number of shares of the Bank subject to such option.

         Section 2.05 Effects of the Merger.  Upon the Effective Date:

                  (a) The name of the Continuing Bank shall be Banco Santander Puerto Rico. The main office, principal place of business, officers and other personnel of the Continuing Bank shall be the same as the main office, principal place of business, officers and other personnel of the Bank immediately prior to the Effective Date;

                  (b) The articles of incorporation of the Continuing Bank shall be the articles of incorporation of the Bank, and the by-laws of the Continuing Bank shall be the by-laws of the Bank;

                  (c) The Bank and the Interim Bank shall be considered as one sole corporate entity under the name of the Continuing Bank, and the Continuing Bank shall thenceforth enjoy all the rights, privileges and franchises and shall be subject to all the restrictions, obligations and duties of the Bank and the Interim Bank, except for the alterations provided herein;

                  (d) Each and all the property, shares, rights, franchises, powers and privileges of the Bank and the Interim Bank shall become the property of the Continuing Bank, and the Continuing Bank shall have, as regards such property, shares, rights, franchises, powers and privileges, the same rights as the Interim Bank and the Bank each possessed;

                  (e) The Continuing Bank shall assume each and every obligation of the Bank and the Interim Bank and shall have all the obligations and shall be liable for all debts and the fulfillment of all contracts and obligations of the Bank and the Interim Bank, just as they were prior to the Effective Date. Any reference to the Bank or the Interim Bank in any contract, will or document, whether executed or taking effect before or after the Merger, shall be considered a reference to the Continuing Bank if not inconsistent with the other provision of the contract, will or document. The stockholders of the Bank and the Interim Bank shall continue to be subject to the same obligations, claims and demands as existed against them, if any, on or before the Effective Date;

                  (f) All suits, actions or other proceedings pending in any court on the Effective Date shall continue to their termination just as if no merger had taken place; provided, however, that the Continuing Bank may be substituted in place of either the Bank or the Interim Bank by order of the court taking cognizance of the proceedings;

                  (g) The directors of the Continuing Bank shall consist of the directors of the Bank on and as of the Effective Date (the names and addresses of the current directors of the Bank as of the date hereof are listed in Appendix I attached hereto), which directors shall hold office in the Continuing Bank, unless sooner removed or disqualified, until their successors are elected at the next annual meeting of the stockholders of the Continuing Bank or are appointed in accordance with the by-laws of the Continuing Bank and have qualified;

                  (h) The directors of the Holding shall consist of the directors of the Bank on and as of the Effective Date (the names and addresses of the current directors of the Bank as of the date hereof are listed in Appendix I attached hereto), which directors shall hold office in the Holding, unless sooner removed or disqualified, until their successors are elected at the next annual meeting of the stockholders of the Holding or are appointed in accordance with the by-laws of the Holding and have qualified;

                  (i) All deposit accounts of the Bank shall be and will become deposits in the Continuing Bank without change in their respective terms, interest rates, maturities, minimum required balances or withdrawal rates. After the Effective Date, the Continuing Bank will continue to issue deposit accounts on the same basis as the Bank immediately prior to the Effective Date; and

                  (j) All Preferred Shares shall continue to be issued and outstanding and be held by holders of said shares prior to the Effective Date. The Merger shall have no effect in the ownership of the Preferred Shares nor in the amount of Preferred Shares issued and outstanding.

                                   ARTICLE III

                                  UNDERTAKINGS

         Section 3.01. Bank Stockholder Approval. The Bank undertakes to submit this Agreement for consideration to its shareholders at a meeting called for this purpose pursuant to Section 15(b) of the Banking Law, or in any other manner permitted by law. Without limiting the preceding sentence, the Bank agrees (unless such action is not required by law):

                  (a) To send to the post-office address of each of the holders of issued and outstanding Bank Shares written notice of such meeting not less than thirty days prior to the date fixed for the meeting. The notice shall specify the place and purpose of the meeting at which this Agreement will be considered;


                  (b) To hold a vote of the shareholders at said meeting, in which each Bank Shares shall entitle each holder thereof to one vote to be cast by the stockholder himself or by proxy;

                  (c) To cause its secretary to certify under seal of the Bank that (i) this Agreement has been approved by the vote of the directors of the Bank, and (ii) this Agreement has been approved by the votes of at least two-thirds of the Bank Shares; and

                  (d) To submit the Agreement as certified pursuant to subsection (c) of this Section 3.01 to the Commissioner for his approval or disapproval.

         Section 3.02. Interim Bank Stockholder Approval. The Holding will vote all of its shares of common stock of the Interim Bank in favor of the approval of this Agreement.

         Section 3.03 Regulatory Approvals. Each of the Holding, the Bank and the Interim Bank shall (i) proceed expeditiously and cooperate fully in determining which filings are required to be made prior to the Effective Date with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Date from governmental or regulatory authorities of the Commonwealth and the United States (collectively, the "Regulatory Approvals") in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and (ii) timely makes all such filings and timely seek all Regulatory Approvals; and take all other action and do all things necessary, prior or appropriate to consummate and make effective all transactions contemplated by this Agreement as soon as possible.

         Section 3.04 Securities Matters.

                  (a) The Bank undertakes to prepare and file promptly a proxy/offering circular (the "Proxy/Offering Circular") which complies with the requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder by the FDIC, and which complies will all applicable federal, state and Puerto Rico law requirements for the purpose of submitting this Agreement to its shareholders for approval, ratification and confirmation; and

                  (b) The Holding and the Bank shall each provide promptly to the other such information concerning its business and financial condition and affairs as may be required or appropriate for inclusion in the Proxy/Offering Circular and shall cause its counsel and auditors to cooperate in the preparation of the Proxy/Offering Circular, and the Bank shall distribute the Proxy/Offering Circular to the Bank's shareholders in accordance with applicable federal and state law requirements.

         Section 3.05 Other Undertakings. If at any time (whether before or after the Effective Date) the Bank or the Continuing Bank considers that any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Continuing Bank the title to any property or rights of the Bank or the Interim Bank, or otherwise to carry out the provisions hereof, the Bank and the Interim Bank hereby undertake through their proper officers and directors to execute and deliver immediately any and all proper deeds, assignments and assurances on law, and to do all things necessary or proper to vest, perfect or confirm title to such property or rights in the Continuing Bank and otherwise to carry out the provisions hereof.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         Section 4.01 Conditions Precedent to the Merger. The consummation of the Merger contemplated by this Agreement is subject to the satisfaction of the following conditions:

                  (a) The votes of at least two thirds (2/3) of the issued and outstanding Bank Shares shall have been cast (whether cast by holders of such shares in person or by proxy) in favor of this Agreement at a meeting of the Bank's stockholders called pursuant to
         Section 3.01;

                  (b) All Regulatory Approvals (or waiver or exemption therefrom) and satisfaction of all other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been obtained and all statutory waiting periods shall have expired, without the imposition of any condition or requirements that would materially and adversely affect the operations or business prospects of the Holding or the Continuing Bank following the Effective Date so as to render inadvisable the consummation of such transaction.

                  (c) The Bank shall have received a ruling or rulings from the appropriate tax authorities and/or an opinion letter from Fiddler Gonzalez & Rodriguez, LLP, counsel to the Bank, satisfactory to the Bank in form and substance, with respect to the Puerto Rico and United States income tax consequences of the Merger;

                  (d) The Holding Shares shall have been approved for listing by the New York Stock Exchange.

         Section 4.02 Effective Date. The Merger provided for herein shall become effective on the date (the "Effective Date") as soon as practicable after each condition precedent listed in Section 4.01 shall have been satisfied. The Merger shall become effective at the time this Agreement is properly perfected and filed in accordance with the Banking Law.

                                    ARTICLE V

                            TERMINATION AND DEFERRAL

         Section 5.01 Termination of the Merger. Prior to the Effective Date, this Agreement may be terminated at any time by written notice by either the Bank or the Interim Bank to the other that its Board of Directors is of the opinion that:

                  (a) The number of Bank Shares that voted against approval of this Agreement, the number of Bank Shares with respect to which the holders thereof recorded their opposition to the Merger or the number with respect to which demand for payment of shares has been made is such that the consummation of the Merger is, in the sole opinion of such Board of Directors, inadvisable,

                  (b) Any action, suit, proceeding, or claim is commenced or threatened or any claim is made that could make consummation of the Merger, in the sole opinion of such Board of Directors, inadvisable;

                  (c) It is likely that a Regulatory Approval, in the sole opinion of such Board of Directors, will not be obtained, or if obtained, will contain or impose any condition or requirement that would materially and adversely affect the operations or business prospects of the Holding or the Continuing Bank following the Effective Date so as to render inadvisable the consummated of the Merger; or

                  (d) Any other reason exists that makes consummation of the Merger in the sole opinion of such Board of Directors, inadvisable.

         Upon such determination, this Agreement shall be void and there shall be no liability hereunder or on account of such termination on the part of the Bank, the Interim Bank, Holding, or the directors, officers, employees, agents or stockholders or any of them, except that in such event the Bank will pay fees and expenses incurred by itself, the Interim Bank and Holding in connection with the proposed reorganization.

         Section 5.02 Deferral of Effective Date. Consummation of the Merger herein provided may be deferred by the Board of Directors of the Bank for a reasonable period of time if the Board of Directors determines, in its sole discretion, that such deferral would be in the best interest of the Bank and the shareholders of the Bank.

                                   ARTICLE VI

                                APPRAISAL RIGHTS

         Section 6.01 Dissenters' Rights. Any stockholder of the Bank who complies with all applicable provisions of law, including without limitation
Section 15(i) of the Banking Law, shall be entitled to receive the value of the Bank Shares held by such stockholder as provided by Section

15(i) of the Banking Law, provided that:

                  (a) Any Bank Shares held by a holder who has demanded appraisal of this Bank Shares and as of the Effective Date has neither effectively withdrawn not lost his right to such appraisal (the Dissenting Shares") shall not be converted in the manner set forth in
         Section 2.02, but the holder thereof shall only be entitled to such rights as are granted by the Banking Law.

                  (b) Notwithstanding the provisions of paragraph (a) of this Section 6.01, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Date or the occurrence of such event, whichever later occurs, such Dissenting Shares shall automatically be converted as provided in Section 2.02.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth.

         Section 7.02 Amendment. This Agreement and the Exhibits hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Board of Directors at any time before or after approval by the stockholder of the parties; provided, however that after such approval, no amendment, modification or waiver shall affect the consideration to be received by any party or their respective shareholders. Any such amendment, modification or waiver must be by an instrument in writing and signed on behalf of each of the partes.

         IN WITNESS WHEREOF, the Bank, the Interim Bank and the Holding have caused this Agreement to be executed in multiple copies, by their duly authorized officers, and have caused their corporate seals to be hereto affixed, as of the date first above written.

                                       BANCO SANTANDER PUERTO RICO



                                  By:       /s/ Benito Cantalapiedra
                                       ----------------------------------------
                                       Name: Benito Cantalapiedra
                                       Title: President and CEO


                                  By:      /s/ Jose Gonzalez de Castejon
                                       ----------------------------------------
                                       Name: Jose Gonzalez de Castejon
                                       Title: Executive Vice President and CFO

                                           SANTANDER INTERIM BANK



                                  By:        /s/ Cesar Criado Jimenez
                                        ----------------------------------------
                                        Name: Cesar Criado Jimenez
                                        Title: President


                                  By:       /s/ Maria Calero Padron
                                        ----------------------------------------
                                        Name: Maria Calero Padron
                                        Title: Vice President & Treasurer


                                        SANTANDER BANCORP


                                  By:        /s/ Cesar Criado Jimenez
                                        ----------------------------------------
                                        Name: Cesar Criado Jimenez
                                        Title: President


                                  By:       /s/ Maria Calero Padron
                                        ----------------------------------------
                                        Name: Maria Calero Padron
                                        Title: Vice President & Treasurer

                                   APPENDIX I

            DIRECTORS OF THE CONTINUING BANK AFTER THE EFFECTIVE DATE

Name:                                                         Position:                          Address:
---------------------------------------------------------------------------------------------------------
Benito Cantalapiedra                        Director and Chairman                       San Juan, Puerto Rico
Jose Gonzalez de Castejon                   Director and Vice Chairman                  San Juan, Puerto Rico
Manuel Correa Calzada, Esq.                 Director                                    San Juan, Puerto Rico
Cesar Criado Jimenez                        Director                                    San Juan, Puerto Rico
Carmen Ana Culpeper                         Director                                    San Juan, Puerto Rico
Gonzalo de las Heras                        Director                                    New York, New York
Pablo Pardo                                 Director                                    San Juan, Puerto Rico
Richard Reiss Huyke                         Director                                    San Juan, Puerto Rico
Roberto H. Valentin                         Director                                    Guaynabo, Puerto Rico


                                   DIRECTORS OF HOLDING AFTER THE EFFECTIVE DATE

Benito Cantalapiedra                        Director and Chairman                       San Juan, Puerto Rico
Jose Gonzalez de Castejon                   Director and Vice Chairman                  San Juan, Puerto Rico
Manuel Correa Calzada, Esq.                 Director                                    San Juan, Puerto Rico
Cesar Criado Jimenez                        Director                                    San Juan, Puerto Rico
Carmen Ana Culpeper                         Director                                    San Juan, Puerto Rico
Gonzalo de las Heras                        Director                                    New York, New York
Pablo Pardo                                 Director                                    San Juan, Puerto Rico
Richard Reiss Huyke                         Director                                    San Juan, Puerto Rico
Roberto H. Valentin                         Director                                    Guaynabo, Puerto Rico